EXHIBIT 10.47

                               LEASE AMENDMENT # 2
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         Agreement, made as of the 21st day of June 2001, by and between Newtown
Street Road Associates, a Pennsylvania Limited Partnership, having its principal place of business at Two Bala Plaza Office Building, Bala Cynwyd, Pennsylvania. ("Landlord") and Medstaff, Inc. doing business in the Commonwealth of Pennsylvania and having its executive offices at The Medstaff Building, 297
South Newtown Street Road. Newtown Square, Pennsylvania ("Tenant").

                                   WITNESSETH
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         WHEREAS, Landlord and Tenant have entered into a lease for the entire building known as The Medstaff Building, 297 South Newtown Street Road, Newtown Square, Pennsylvania, which lease commenced August l, 1998, and expires July 30, 2004, and which lease was extended under an Amendment #1 dated December 22, 1999, for three months beginning August 1, 2004, to October 31, 2004.

         WHEREAS, Landlord and Tenant desire to extend this lease and its amendments in the respects hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Landlord and Tenant hereby agree to extend the term of this lease beginning November 1, 2004, and extending until July 31, 2006.

2. Tenant agrees to pay monthly base rent on the first day of each month without prior notice or demand pursuant to the following Rent Schedule during the extension period.


                  Period                             Monthly Payment
                  -------                            ---------------
                  11/01/04-7/31/05                   $30,049.99
                  8/01/05-7/31/06                    $30,951.49

3. Tenant shall pay directly to Peco for Tenant's consumption of electric utilities as separately metered by Peco in Tenant's name.

4. Tenant shall provide janitorial services including light bulb replacement, walkway salt /snow shoveling, toilet plunging, and exterior trash pick-up during the term of the Lease.

5. Except as expressly modified by this Agreement, the Lease is hereby ratified, confirmed, and continued in full force and effect.

6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns.

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7. Landlord, at its own expense will improve common area bathrooms with new fixtures, cabinets, paint, to bring to a new fresh appearance.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

        Newtown Street Road Associates               Medstaff, Inc.


        By: /s/ Arthur Kania                         By: /s/ William Davis
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